                                                                    Exhibit 4.3


                               SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this "Agreement") is dated and entered into as of June 22, 2001, by and between PILOT THERAPEUTICS, Inc., a North Carolina corporation ("Borrower"), and PHARMABIO DEVELOPMENT INC., a North Carolina corporation ("Lender"). WITNESSETH:

         WHEREAS, Borrower and Lender are parties to a Loan Agreement (as amended, modified or supplemented from time to time, the "Loan Agreement") dated as of the same date hereof, pursuant to which, among other things, Borrower is delivering to Lender the Note (as defined in the Loan Agreement); and

         WHEREAS, it is a condition precedent to the performance of Lender under the Loan Agreement that Borrower enter into this Agreement;

         NOW, THEREFORE, in consideration of the benefits to Borrower, the receipt and legal sufficiency of which are hereby acknowledged, Borrower hereby makes the following representations and warranties to Lender and hereby covenants and agrees with Lender as follows:

         1. Definitions. The following terms, as used in this Agreement, shall have the following meanings:

         "Collateral" shall mean all monies, Contract Rights, Contracts, General Intangibles, Instruments, Payment Intangibles, Promissory Notes and Receivables, relating to or arising out of or in connection with any sale, lease, license, conveyance, transfer or disposition of any right, title or interest in, to or under the Product or the Covered Intellectual Property, and all Proceeds of any and all of the foregoing, but excluding the Product itself and the Covered Intellectual Property itself.

         "Contracts" shall mean all contracts, agreements and licenses between Borrower and one or more other parties.

         "Contract Rights" shall mean all rights of Borrower (including, without limitation, all rights to payment) under each Contract.

         "Covered Intellectual Property" shall mean any and all Intellectual Property which is embodied, used or included in, or which otherwise comprises or constitutes, the Product.

         "General Intangible" shall mean "general intangible" as such term is defined in the Uniform Commercial Code as in effect on the date hereof and as in effect from time to time in the State of North Carolina.

         "Intellectual Property" shall have the meaning given to such term under the Loan Agreement.

         "Instrument" shall mean "instrument" as such term is defined in the Uniform Commercial Code as in effect on the date hereof and as in effect from time to time in the State of North Carolina.

         "License Agreement" shall mean the License Agreement between Borrower and Wake Forest University dated December 11, 1998, as may be amended from time to time.

         "Liens" shall mean any lien, security interest, mortgage, pledge or encumbrance.

         "Obligations" shall mean all indebtedness, obligations and liabilities of Borrower to Lender arising under or in connection with the Note (as defined in the Loan Agreement) and under or in connection with each of the Loan Agreement and the Security Documents.

         "Payment Intangible" shall mean "payment intangible" as such term is defined in the Uniform Commercial Code as in effect on the date hereof and as in effect from time to time in the State of North Carolina.

         "Proceeds" shall mean "proceeds," "cash proceeds" and "noncash proceeds" as such terms are defined in the Uniform Commercial Code as in effect on the date hereof and as in effect from time to time in the State of North Carolina.

         "Product" shall have the meaning given to such term under the Loan Agreement.

         "Promissory Note" shall mean "promissory note" as such term is defined in the Uniform Commercial Code as in effect on the date hereof and as in effect from time to time in the State of North Carolina.

         "Receivable" shall mean any "account" as such term is defined in the Uniform Commercial Code as in effect on the date hereof and as in effect from time to time in the State of North Carolina, and, in any event, shall include, but shall not be limited to, all of Borrower's rights to payment for goods sold, leased or licensed or services performed by Borrower, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper or other evidence of indebtedness or security, together with (a) all security pledged, assigned, hypothecated or granted to or held by Borrower to secure the foregoing, (b) all of Borrower's right, title and interest in and to any goods, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all books, records, ledger cards, and invoices relating thereto, (f) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (g) all credit information, reports and memoranda relating thereto and (h) all other writings related in any way to the foregoing.

          "Security Documents" shall mean, collectively, this Agreement and the financing statements and security interest filing statements described herein.

          2. Grant of Security Interests. (a) As security for the prompt and complete payment and performance of all of the Obligations, Borrower does hereby assign, transfer, pledge, and hypothecate unto Lender, and does hereby grant to Lender a continuing security interest of first priority in, all of the right, title, and interest of Borrower in, to, and under the Collateral.

                  (b) Lender and Borrower acknowledge and agree that the Covered Intellectual Property is licensed by Borrower pursuant to the License Agreement and that such License Agreement contains certain restrictions with respect to the Covered Intellectual Property. Accordingly, notwithstanding anything in the Security Documents to the contrary, the Collateral shall not include the Covered Intellectual Property, any Product, the License Agreement or any of Borrower's rights, title or interest (including, without limitation, any Contract Rights) under the License Agreement. In furtherance of and not in limitation of the foregoing: (i) neither the Collateral nor any component thereof shall include any item or type of property (personal or real, tangible, intangible or otherwise) in which the granting of a security interest is prohibited under the License Agreement; (ii) the security interest granted hereunder is subordinate in all respects to, and subject to, the rights of Wake Forest University under the License Agreement (including, without limitation, any and all rights of Wake Forest University thereunder to receive any royalties or other payments); and
(iii) the rights of Lender under this Agreement shall not conflict with, diminish or otherwise adversely affect the rights of Wake Forest University under the License Agreement. Borrower will not, by amendment of the License Agreement or any other action taken after the date hereof, avoid or diminish or seek to avoid or diminish the rights of Lender with respect to the Collateral.

                  (c) The security interest granted pursuant to this Agreement shall terminate upon a Qualified Financing (as defined in the Loan Agreement), in which event the Collateral shall be released and Lender shall promptly deliver and execute or cause to be delivered and executed all termination statements or other documents as Borrower may reasonably request to terminate Lender's security interest in the Collateral.

         3. Representations and Warranties of Borrower. Borrower represents and warrants to Lender as follows:

                  (a) The execution and delivery by Borrower of the Security Documents, and the performance of the terms and obligations therein, are within Borrower's corporate powers and have been duly authorized by all necessary corporate action on the part of Borrower. The Security Documents, when executed and delivered hereunder, will constitute valid and legally binding obligations of Borrower enforceable against Borrower in accordance with their terms.

                  (b) No agreements or contracts relating to the Collateral are in effect that would likely have a material adverse impact on Borrower's business relating to the Collateral.

                  (c) Borrower is the owner of the Collateral and has good, valid, marketable and insurable title to the Collateral, free and clear of all Liens except for those in favor of Lender, subject to the terms of the License Agreement.

                  (d) Except for the filing of financing statements with the State of North Carolina and Forsyth County, North Carolina, and, only in the case of any patent and trademark matters, filings with the United States Patent and Trademark Office and, only in the case of any copyright matters, filings with the United States Copyright Office, necessary to perfect the security interests created hereunder, no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either for the grant by Borrower of the security interest hereunder or for the execution, delivery, or performance of this Agreement by Borrower or for the perfection of such security interest or the exercise by Lender of its rights hereunder to the Collateral. Upon the execution of this Agreement and the completion of such filings, Lender will have a perfected, first priority security interest in the Collateral.

                  (e) Neither the execution or delivery by Borrower of the Security Documents, nor the performance of their respective terms and obligations, will (i) violate Borrower's charter or bylaws, (ii) constitute a breach or default under any agreement or instrument to which Borrower is a party or by which Borrower is bound, which breach or default would have a material adverse effect on Borrower; (iii) violate any applicable law, rule or regulation, which violation would have a material adverse effect on Borrower, or
(iv) violate any order, writ, injunction, decree or judgment of any court or governmental authority applicable to or binding upon Borrower, which violation would have a material adverse effect on Borrower.

         4. Transfer and Other Liens. The provisions of Sections 6.02 and 6.04 of the Loan Agreement are hereby incorporated herein by reference.

         5. Other Financing Statements. Borrower represents, warrants and covenants to and with Lender that: there exists no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral, and Borrower will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) relating to the Collateral, as applicable, except financing statements (or similar statements or instruments of registration under the law of any jurisdiction) filed or to be filed in respect of and covering the security interests granted to Lender by Borrower.

         6. Further Assurances.

                  (a) Borrower, upon request of Lender, will promptly deliver and execute or cause to be delivered and executed, in form and content satisfactory to Lender, any financing, continuation, termination, or security interest filing statements, security agreement, assignment, or other document as Lender may reasonably request in order to perfect, preserve, maintain, or continue the perfection of Lender's security interest in the Collateral, or its priority, including without limitation any document necessary to record Lender's security interest in any state or county of any state, the United States Patent and Trademark Office or the United States

Copyright Office. Borrower will pay the costs of filing any financing, continuation, termination, or security interest filing statement, assignment or other document as well as any recordation or transfer tax required by law to be paid in connection with the filing or recording thereof.

                  (b) Borrower will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to Lender from time to time such lists, descriptions and designations of its Collateral, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which Lender deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

         7. Power of Attorney. Borrower hereby appoints Lender as Borrower's true and lawful attorney, with full power of substitution, to do any or all of the following, in the name, place, and stead of Borrower, as the case may be:
(a) file this Agreement (or an abstract hereof) or any other document describing Lender's interest in the Collateral with any appropriate governmental office (including, without limitation, the State of North Carolina or any political subdivision thereof and the United States Patent and Trademark Office or the United States Copyright Office); and (b) following an Event of Default, (i) endorse Borrower's name on all applications, documents, papers, and instruments necessary for Lender to use or maintain the Collateral, as applicable; (ii) ask, demand, collect, sue for, recover, impound, receive, and give acquittance and receipts for money due or to become due under or in respect of any of the Collateral; (iii) file any claims or take any action or institute any proceedings that Lender may deem necessary or desirable for the collection of any of the Collateral, or otherwise enforce Lender's rights with respect to any of the Collateral; (iv) assign, pledge, convey, or otherwise transfer title in or dispose of the Collateral, to any person; and (v) take any action and execute any instrument that Lender may deem necessary or advisable to accomplish the purposes of this Agreement.

         8. Right to Inspect. Borrower grants to Lender and its employees and agents the right to visit Borrower's plants, corporate offices, and facilities to inspect the Collateral at reasonable times during regular business hours with prior written notice to Borrower.

         9. Name of Borrower, Place of Business, and Location of Collateral. Borrower represents and warrants that its correct legal name is as specified on the signature lines of this Agreement, and each legal or trade name of Borrower for the previous seven (7) years (if different from Borrower's current legal name) is as specified below the signature lines of this Agreement. Without the prior written notice to Lender of at least thirty (30) days, Borrower will not change its name, dissolve, merge, or consolidate with any other person. Borrower represents and warrants that the address of its chief executive office is as specified below the signature lines of this Agreement. The Collateral and all books and records pertaining thereto will be located at Borrower's chief executive office specified below. Borrower may establish a new location for the Collateral or any part thereof, or the books and records concerning the Collateral or any part thereof, only if (a) it shall have given to Lender prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as Lender may request, and (b) with respect to such new location, it shall have taken all action satisfactory to Lender to maintain the security interest of Lender in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

         10. Taxes. Borrower shall pay as and when due and payable all taxes, levies, license fees, assessments, and other impositions levied on the Collateral or any part thereof for its use and operations.

         11. Litigation and Proceedings. Borrower shall commence and diligently prosecute in its own name, as the real party in interest, for its own benefit, and at its own expense, such suits, administrative proceedings, or other actions for infringement or other damages as are necessary to protect the Collateral. Borrower shall provide to Lender any information with respect thereto reasonably requested by Lender.

         12. Rights, Remedies and Agreements upon Event of Default.

                  (a) Borrower agrees that, if any Event of Default (as defined in the Loan Agreement) shall have occurred and is continuing, then and in every such case, Lender, in addition to any rights now or hereafter existing under applicable law, and upon written notice to Borrower, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may:

                           (i) personally, or by agents or attorneys,
                  immediately take or retake possession of the Collateral or any part thereof;

                           (ii) instruct the obligor or obligors on any
                  agreement, instrument or other obligation constituting the Collateral to make any payment required by the terms of such agreement, instrument or obligation directly to Lender;

                           (iii) sell, assign or otherwise liquidate, or direct
                  Borrower to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation; and

                           (iv) take possession of the Collateral or any part
                  thereof by directing Borrower in writing to deliver the same to Lender at any place or places designated by Lender; it being understood that Borrower's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, Lender shall be entitled to a decree requiring specific performance by Lender of said obligation.

                  (b) Borrower shall pay on demand all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred by or on behalf of Lender (i) in enforcing the Obligations, and (ii) in connection with the taking, holding, preparing for sale or other disposition, selling, managing, collecting, or otherwise disposing of the Collateral. All of such costs and expenses (collectively, the "Liquidation Costs") together with interest thereon at the interest rate specified in the Note, from the date of payment until repaid in full, shall be paid by Borrower to Lender on demand and shall constitute and become a part of the Obligations secured hereby. Any proceeds of sale or other disposition of the Collateral will be applied by Lender to the payment of Liquidation Costs, and any balance of such proceeds will be applied by Lender to the payment of the remaining Obligations in such order and manner of application as Lender may determine. Borrower hereby grants to Lender, as security for the full and punctual payment and performance of the Obligations, a continuing security interest in and lien on all now or hereafter existing balances, credits, accounts, deposits, and all other sums credited by, maintained with, or due from Lender or any affiliate of Lender to Borrower; and regardless of the adequacy of any Collateral or other means of obtaining repayment of the Obligations, Lender may at any time and without notice to Borrower set off the whole or any portion or portions of any or all such balances, credits, accounts, deposits, and other sums against any and all of the Obligations.

                  (c) If the sale or other disposition of the Collateral fails to satisfy in full the Obligations, Borrower shall remain liable to Lender for any deficiency.

                  (d) Borrower agrees that, if an Event of Default (as defined in the Loan Agreement) shall have occurred and is continuing under Section 7.01(g) (regarding bankruptcy, etc.) or Section 7.01 (l) (regarding License Agreement termination) of the Loan Agreement, then and in every such case, Borrower, acting in good faith, shall (i) use commercially reasonable efforts to cause Wake Forest University to license to Lender the Covered Intellectual Property and such other rights with respect to the Product, including without limitation the rights of Borrower under the License Agreement, as Lender may reasonably request in order for Lender, in lieu of Borrower or any other party, to commercialize and market the Product or (ii) in the case of Section 7.01(g) but not 7.01(l), at the request of Lender, grant an exclusive sublicense to Lender of all of Borrower's right, title and interest under the License Agreement.

         13. Remedies Cumulative. Each right, power, and remedy of Lender as provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Lender of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights, powers, or remedies.

         14. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower and Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         15. Notices. All notices and other communications provided for hereunder shall be in writing, shall specifically refer to this Agreement and shall be deemed to have been sufficiently given to Borrower and Lender for all purposes if mailed by first class certified or registered mail, postage prepaid, express delivery service, personally delivered, or telecopied, to the following names and addresses:

         If to Lender:

         PharmaBio Development Inc.
         4709 Creekstone Drive
         Riverbirch Bldg., Suite 200
         Durham, NC 27703
         Attention: Tom Perkins
         Facsimile: (919) 998-2090

         with a copy to:

         Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. 2500 First Union Capitol Center
         Raleigh, NC 27601
         Attention: Christopher B. Capel
         Facsimile: (919) 821-6800

         If to Borrower:

         Pilot Therapeutics, Inc.
         101 North Chestnut Street
         Albert Hall
         Winston-Salem, NC 27101
         Attention: Chief Executive Officer
         Facsimile: (336) 725-2221

         with a copy to:

         Womble Carlyle Sandridge & Rice, PLLC
         200 West Second Street
         Winston-Salem, NC 27101
         Attention: Peter A. Zorn
         Facsimile: (336) 726-6906

         16. No Waiver; Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder or under the Loan Agreement or the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         17. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, provided that Borrower may not assign or transfer any or all of its rights or obligations under the Security Documents without the prior written consent of Lender, unless such an assignment or transfer is effected in connection with the assignment or transfer of Borrower's rights and obligations under the Loan Agreement as permitted thereunder, in which case no such consent shall be required.

         18. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof. Borrower and Lender hereby irrevocably consent to the exclusive personal jurisdiction of any state or federal courts located in North Carolina, in any action, claim or other proceeding arising out of any dispute in connection with the Security Documents, any rights or obligations hereunder or the performance of such rights and obligations. Lender and Borrower agree to waive their respective rights to a jury trial with respect to any action, claim, or other proceeding arising out of any dispute in connection with the Security Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations.

         19. Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         20. Entire Agreement. This Agreement, the other Security Documents, the Loan Agreement and the Investment and Royalty Agreement between Borrower and Lender embody the entire agreement and understanding between the parties hereto and supersede all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in the Security Documents or the Loan Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of the Security Documents.

         21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.


              [THE REMAINDER OF THE PAGE IS INTENTIONAL LEFT BLANK;
                          SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by their respective duly authorized officers, as of the date first above written.

                                    BORROWER:

                                    PILOT THERAPEUTICS, INC.


                                    By:  /s/ Floyd H. Chilton
                                        -----------------------
                                    Name: Floyd H. Chilton
                                    Title: CEO




Legal or tradename of Borrower for the previous seven (7) years
---------------------------------------------------------------

Pilot Therapeutics, Inc.
Pilot Biotechnologies, Inc.
Pinnacle Biotechnologies, Inc.

Address of chief executive office of Borrower
---------------------------------------------

101 North Chestnut Street
Albert Hall
Winston-Salem, NC 27101


                                     LENDER:

                                     PHARMABIO DEVELOPMENT INC.


                                     By:  /s/ Tom Perkins
                                         -----------------------
                                     Name: Tom Perkins
                                     Title: VP & General Council